Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Chesapeake Corporation

Chesapeake Corporation 401(k) Savings Plan

We consent to the incorporation by reference in the previously filed Registration Statement No. 333-145388 on Form S-8 of Chesapeake Corporation of our report dated June 29, 2007 relating to our audit of the financial statements of Chesapeake Corporation 401(k) Savings Plan as of and for the year ended December 31, 2006, which appears in this Annual Report on Form 11-K of Chesapeake Corporation 401(k) Savings Plan for the year ended December 31, 2007.

/s/ MCGLADREY & PULLEN, LLP
MCGLADREY & PULLEN, LLP
Richmond, Virginia
June 19, 2008